       As filed with the Securities and Exchange Commission on June 11, 1999
                                                  Registration No. 333-23007


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                      AMERICAN POWER CONVERSION CORPORATION
             (Exact name of registrant as specified in its charter)

     Massachusetts                                        04-2722013
    (State or other jurisdiction                       (I.R.S. Employer
      of incorporation or organization)                 Identification Number)

                              132 Fairgrounds Road
                       West Kingston, Rhode Island  02892
                                 (401) 789-5735
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                              ____________________

                             Rodger B. Dowdell, Jr.
                      President and Chief Executive Officer
                              132 Fairgrounds Road
                       West Kingston, Rhode Island  02892
                                 (401) 789-5735
          (Name and address, including zip code, and telephone number, including area code, of agent for service of process)

                              ____________________

                                   Copies to:

      Jeffrey Giguere, Esq.          William B. Simmons, Jr., Esq.
    AMERICAN POWER CONVERSION       TESTA, HURWITZ & THIBEAULT, LLP
           CORPORATION                     High Street Tower
      132 Fairgrounds Road                  125 High Street
   West Kingston, Rhode Island        Boston, Massachusetts  02110
              02892                          (617) 248-7000
         (401) 789-5735

    The Registrant hereby removes from registration under this Registration Statement (333-23007) 354,746 shares of Common Stock, par value $.01 per share (the "Common Stock"), registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares"), that have not been sold pursuant to this Registration Statement. By the terms of this Registration Statement and a Registration Rights Agreement among the Registrant and the holders of Offered Shares, the Registrant was required to keep this Registration Statement effective until the earlier of the sale of all the Offered Shares pursuant to the registration statement or February 14, 1999 (being the second anniversary of the effective date of the Merger). As of the date hereof, 605,542 Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement. Pursuant to the Registrant's Undertaking in Item 17 of this Registration Statement, the Registrant hereby removes from registration the 354,746 Offered Shares that have not been sold pursuant to this Registration Statement prior to the date hereof

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Kingston, Rhode Island on June 11, 1999.

                          AMERICAN POWER CONVERSION CORPORATION

                          By:  /s/ Donald M. Muir
                               Donald M. Muir
                               Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                Title(s)                                 Date

          *              President, Chief Executive Officer and   June 11, 1999
                         Chairman of the Board of Directors
Rodger B. Dowdell, Jr.   (Principal Executive Officer)

          *              Vice President, Clerk and Director       June 11, 1999

 Emanuel E. Landsman

          *              Vice President and Director              June 11, 1999

Neil E. Rasmussen

          *              Director                                 June 11, 1999

Ervin F. Lyons

          *              Director                                 June 11, 1999

James D. Gerson


 /s/  Donald M. Muir     Chief Financial  Officer                 June 11, 1999
Donald M. Muir           (Principal Financial and Accounting
                         Officer)



*By: /s/  Donald M. Muir
       Donald M. Muir
       Attorney-in-Fact